SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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TRAILER BRIDGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TRAILER BRIDGE, INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

The Annual Meeting of Stockholders of Trailer Bridge, Inc., a Delaware corporation (the “Company”), will be held at the Company’s New York office at 1120 Avenue of the Americas, Suite 1503, New York, NY 10036, at 10:00am on Wednesday, June 4, 2008 for the following purposes:

(1)	To elect seven directors of the Company to hold office until the next Annual Meeting of Stockholders;

(2)	To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company’s Annual Report to Stockholders for the year ended December 31, 2007 also accompanies this Notice.

The Board of Directors has fixed the close of business on April 21, 2008, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. Each holder of shares of the Company’s Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

The date of this Proxy statement is April 29, 2008. This Proxy Statement and accompanying form of proxy are first being made available to stockholders via U.S. Mail on or about May 9, 2008.

By order of the Board of Directors,

WILLIAM G. GOTIMER, JR.

Executive Vice President,

General Counsel and Secretary

Jacksonville, Florida

April 29, 2008

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER

OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

TRAILER BRIDGE, INC.

10405 NEW BERLIN ROAD EAST

JACKSONVILLE, FLORIDA 32226

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the “Company”), of proxies for use at the 2008 Annual Meeting of Stockholders of the Company to be held on Wednesday, June 4, 2008, and any adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about May 9, 2008.

The Company’s Common Stock, $0.01 par value (the “Common Stock”) is the only issued and outstanding class of Common Stock. Only stockholders of record at the close of business on April 21, 2008 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 11,937,604 shares of Common Stock outstanding and entitled to vote.

VOTING RIGHTS AND PROCEDURES

Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

Each share of Common Stock is entitled to one (1) vote. The holders of a majority of the shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote at the meeting and, thus, have the same effect as a vote against a matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2008 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Certificate of Incorporation, the Company’s By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company’s offices in Jacksonville.

The Company does not have a formal policy requiring directors to attend annual meetings. One director attended the 2007 Annual Meeting.

ELECTION OF DIRECTORS

The number of directors of the Company, as determined by the Board of Directors under Article III of the Company’s By-laws, is currently seven. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director serves as a director of the Company as of the date of this Proxy Statement. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

A majority of the Company’s Board of Directors are independent, as defined by NASDAQ. The Board of Directors has determined that Nickel van Reesema, Douglas E. Schimmel, Allen L. Stevens and Robert P. Burke, each of whom is standing for re-election at the Annual Meeting, qualify as independent directors, as defined by NASDAQ.

Nominees for Election as Directors

Name	Age	Business Experience During Past Five Years and Other Information
John D. McCown	53	Mr. McCown, a director since 1991, has served as the Chairman of the Board and Chief Executive Officer of Trailer Bridge since 1995. Prior to 1995, Mr. McCown was Vice President of the Company. In addition to his role at Trailer Bridge, he was Formerly President, Chief Executive Officer and a director of affiliate Kadampanattu Corp. He was also a director of Purcell Co., Inc., an affiliate, from 1992 to 2004. Mr. McCown worked with Malcom P. McLean, the founder of Trailer Bridge, in various capacities since 1980 and was co-executor of his Estate from 2001 to 2004. Prior to his involvement in the transportation field, he was a national accounts corporate loan officer for a New York City bank. Mr. McCown is a graduate of Harvard Business School (Master in Business Administration, 1980), Louisiana State University (Bachelor in Business Administration, 1975) and Marion Military Institute (Associate in Business Administration, 1974). Mr. McCown currently serves as a director of Firstmark Corporation, an aerospace company in Richmond, Virginia and as a member of the Business Advisory Committee of the Transportation Center at Northwestern University.

Malcom P. McLean Jr.(1)	56	Mr. McLean, a director since May 2002, is the owner of MPM Investments and the President of MPM Properties, Inc., a commercial real estate development company in Alabama. Since 1987, he has owned and managed various businesses in the restaurant and real estate field. From 1978 to 1986, Mr. McLean worked in various capacities at U.S. Lines, Inc., a large international container shipping company, where he was President from 1984 to 1986. Mr. McLean is the son of the late founder of Trailer Bridge and the brother-in-law of Greggory B. Mendenhall. He was also a director of Kadampanattu Corp.

Greggory B. Mendenhall(1)	63	Mr. Mendenhall, a director since May 2002, is special counsel with the law firm of Sheppard, Mullin, Richter & Hampton LLP. Prior to 2003 he was managing partner of the New York office of Schnader Harrison Segal & Lewis LLP, where he had practiced law for more than ten years. Mr. Mendenhall worked at U.S. Lines, a large international container shipping company, where he was a director and Vice President, Marine Operations from 1980-1986. Mr. Mendenhall has been involved in the maritime industry for over 25 years and currently represents various companies in the industry. Mr. Mendenhall is also an independent director since December 2007 of GS Maritime Holding, LLC., the parent company of United Maritime Group, LLC. which provides U.S.-flag transportation, storage and transfer of dry bulk commodities. Mr. Mendenhall has a JD from The George Washington University Law School and a BA from Brigham Young University. Mr. Mendenhall was formerly the President of Kadampanattu Corp. and his spouse was a director of Kadampanatuu Corp.

Robert P. Burke	49	Mr. Burke became a director in August 2005. Mr Burke is currently a private investor in the maritime industry. Mr. Burke was most recently CEO of Chembulk Management, an owner and operator of a fleet of modern chemical tankers. Prior to that, Mr. Burke was CEO of Great Circle Capital from 2000-2005, a $120 million private equity firm specializing in marine transportation investments that are funded by the Overseas Private Investment Corporation, an independent development agency, and private investors. Prior to Great Circle, Mr. Burke was a Managing Director at GE Capital, in charge of their Marine Transportation Group. Mr. Burke serves on the Audit, Nominating and Compensation Committees. Mr. Burke is a graduate of the U.S. Merchant Marine Academy at Kings Point, N.Y. and has a MBA from Columbia Business School.

Nominees for Election as Directors

Name	Age	Business Experience During Past Five Years and Other Information
Douglas E. Shimmel	42	Mr. Schimmel, a director since August 2007, is a Managing Director/Portfolio Manager at Sandler Capital Management, a New York City based investment advisor that manages both hedge funds and private equity funds. Through its various on-shore and offshore funds, Sandler manages approximately $1.1 billion in assets. Mr. Schimmel, who joined Sandler in 1994, is a research analyst and leads credit analysis for the hedge funds. Prior to joining Sandler Capital, he was an equity research analyst at Merrill Lynch, covering and publishing research in the cable television and broadcasting industries. Before that, Mr. Schimmel was an analyst/portfolio manager at Wertheim Schroeder & Company specializing in media, telecommunications and package food and beverage company investments. Mr. Schimmel is a director and serves on the audit committee of Multivision Communications Corp., a public company trading on the TSX Venture Exchange, providing subscription television service in Bolivia. He has a B.A. from the University of Miami. Mr. Schimmel serves on the Compensation, Audit and Nominating Committees.

Allen L. Stevens	64	Mr. Stevens, a director since May 2002, owns and manages several private companies with interests in shipbuilding, grain handling and real estate. Mr. Stevens has been involved in the maritime industry for over 30 years, initially in the financial planning area at Sea-Land Service and subsequently as Chief Financial Officer and board member at McLean Industries, Inc., a large holding company with interests in container shipping and real estate. Mr. Stevens also serves as a partner of Club Quarters, an urban business hotel entity he helped co-found. He is a graduate of the University of Michigan and Harvard Law School. Mr. Stevens is a director of Subsea 7, Inc., a public company trading on the Oslo Stock Exchange, providing worldwide underwater construction services to the oil and gas industry. Mr. Stevens serves on the Compensation, Audit and Nominating Committees.

Nickel van Reesema	58	Mr. van Reesema, a director since June 2001, is the President and principal owner of Strong Vessel Operators, LLC, formerly Van Ommeren Shipping (USA) LLC, a U.S. flag ship owning company based in Stamford, Connecticut. Mr. van Reesema joined Royal Van Ommeren in The Netherlands in 1973 and became President of its U.S. subsidiary in 1979. He became a U.S. citizen in 1989 and with other management purchased VOSUSA in 1997. Mr. van Reesema is also the Chief Operating Officer of Pasha Hawaii Transport Lines LLC, which owns and operates a United States-flagged 4,300 PCTC engaged in trading between the United States mainland and Hawaii. Mr. van Reesema serves on both the Compensation and Nominating Committees.

(1)	Mr. Mendenhall and Mr. McLean are brothers-in-law.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

EXECUTIVE OFFICERS OF THE COMPANY

Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

NAME	AGE	POSITION
John D. McCown	53	Chairman of the Board and Chief Executive Officer

Ralph W. Heim	61	President and Chief Operating Officer

William G. Gotimer, Jr.	48	Executive Vice President, General Counsel and Secretary

Adam E. Gawrysh, Jr.	41	Vice President of Inland Transportation

David A. Miskowiec	60	Vice President of Sales

J. Edward Morley	60	Vice President of Operations

Mark A. Tanner	56	Vice President of Administration and Chief Financial Officer

Robert van Dijk	61	Vice President of Pricing

Mr. Heim has served as President since November 1995 and Chief Operating Officer since January 1992. From May 1991 until November 1995, Mr. Heim served as Vice President of the Company. Prior to joining Trailer Bridge in 1991, Mr. Heim worked at Crowley Maritime Corporation for five years in various operating capacities primarily related to its Puerto Rico service. His other transportation experience includes more than 15 years with Sea-Land, Puerto Rico Marine Management and U.S. Lines in diverse domestic and international assignments. Mr. Heim graduated from Jacksonville University with a B.S. in Business Management.

Mr. Gotimer was appointed Executive Vice President in April 2003 and has served as General Counsel since 1991. Mr. Gotimer served as a director of the Company from 2001 to August 2005. Prior to the Company’s purchase of Kadampanattu Corp. in December 2004, he was a director, Vice President and General Counsel of Kadampanattu Corp. His previous experience includes legal counsel with British Airways, Plc., Pan American World Airways and McLean Industries. Mr. Gotimer has an LLM degree in Taxation from New York University School of Law and both a JD and B.S. degree in accounting from St. John’s University.

Mr. Gawrysh has served as Vice President Inland Operations since September 2005 and directs all inland transportation operations. Prior to joining Trailer Bridge in 1992, Mr. Gawrysh spent three years in various sales positions with several less than truckload transportation companies. Since joining Trailer Bridge he has held positions in the sales and inland transportation areas. Mr. Gawrysh graduated from Western Illinois University with a Bachelor of Science.

Mr. Miskowiec has served as Vice President of Sales since November 1998. Prior to joining Trailer Bridge in 1997, Mr. Miskowiec worked at Crowley American Transport where he held a variety of sales and management positions. From 1994 until 1997 he served Crowley American Transport in various capacities including as Director of Corporate Accounts, Director of Puerto Rico Trade and Area Manager Commodity Sales. Mr. Miskowiec graduated from the University of Minnesota with a B.A. in Political Science.

Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991.

Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime Corporation where he held various financial management positions for over four years. His prior experience includes three years as Manager of Corporate Planning and Development for a large publicly held company and five years experience in public accounting. Mr. Tanner graduated from the University of North Florida with a B.B.A. degree in accounting.

Mr. van Dijk has served as Vice President of Pricing since July 1992 and directs all pricing related activities. Prior to joining Trailer Bridge in 1991, Mr. van Dijk worked for Crowley Maritime Corporation, where he directed pricing for the Puerto Rico service. Mr. van Dijk’s pricing related experience includes over 30 years with American Transport, U.S. Lines, Weyerhauser Shipping, Sea-Land and Holland America Lines.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as well as to directors, officers and employees generally. The code of ethics is available on the Company’s website at www.trailerbridge.com. The Company intends to disclose any amendments to, or waivers of, its code of ethics on its website.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During the year ended December 31, 2007, the Board of Directors met thirteen times, the Audit Committee met four times, and the Nominating and Compensation Committees met once each. The Special Committee appointed in connection with the potential sale of the McLean family shares, as described on page 7 of this proxy statement, met three times. During 2007, all directors attended at least 75% of the meetings of the Board of Directors and of the committees thereof on which they served.

The Nominating Committee is composed of Messrs. Burke, Schimmel, Stevens and van Reesema, each of whom is independent under NASDAQ rules. The Nominating Committee operates under a written charter, which was included as Appendix B to the Company’s proxy statement for its Annual Meeting of Stockholders in 2006.

The Board of Directors, with the concurrence of the Nominating Committee, will consider written recommendations from stockholders for nominees for director. Stockholders wishing to submit names for consideration should submit the following to the Corporate Secretary, at the Company’s address as set forth on page one of this proxy statement:

•	Biographical information about the candidate and a statement about his or her qualifications;

•

Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

•	The name(s) and address(es) of the stockholder(s) recommending the candidate for consideration and the number of shares of Common Stock beneficially owned by each.

Stockholders should submit written recommendations in the time frame described under the caption “Stockholder Proposals and Communications with the Board of Directors” below.

The Board of Directors, with the concurrence of the Nominating Committee, will apply the same criteria to all candidates it considers including any candidates submitted by stockholders. These criteria include independence, personal integrity, leadership skills, strategic thinking, education, professional experience, professional reputation, willingness to make a time commitment, and breadth of knowledge about matters affecting Trailer Bridge and its industry. There are no stated minimum criteria for director nominees. Rather, the Board of Directors, of the Nominating Committee, will look for skills and experience that will complement the board’s existing make-up.

The Nominating Committee evaluates incumbent directors to determine whether they should be nominated to stand for re-election, based on the types of criteria outlined above as well as the directors’ contributions to the board during their current term. All nominees for 2007 are incumbent directors. When vacancies develop, the Nominating Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. The Nominating Committee will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more board members, including independent members and senior management.

The duties of the Audit Committee, which operates under a written charter adopted by the Board of Directors, are to oversee the Company’s internal control structure; review the Company’s financial statements and other financial information to be included in the Company’s 10-K and Annual Report to Stockholders; select the independent auditors for the Company; and review the Company’s annual audit plan, among other things. The Audit Committee is comprised of Allen L. Stevens, who acts as its Chairman, Robert P. Burke, and Douglas E. Schimmel, each of whom is “independent” under NASDAQ rules. A copy of the Audit Committee Charter was included as Appendix B to the Company’s proxy statement for its Annual Meeting of Stockholders in 2007.

The duties of the Compensation Committee, which does not currently operate under a written charter, are to make recommendations to the Board of Directors concerning the salaries of the Company’s officers; to exercise the authority of the Board of Directors concerning the Company’s Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Stevens, van Reesema, Burke and Schimmel. Mr. Schimmel acts as Chairman of the Compensation Committee.

OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director or nominee for director of the Company, (ii) the executive officers of the Company, (iii) all directors, nominees and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of April 21, 2008. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted.

Name(1)	Outstanding Common Stock		Right to Acquire Common Stock		Common Stock and Right to Acquire Common Stock	Percent(2)	Percent of Outstanding Voting Stock
John D. McCown	1,594,000	(9)	10,000	(7)	1,604,000	13.4%	13.4%
Greggory B. Mendenhall	1,480,935		—		1,480,935	12.4%	12.4%
Malcom P. McLean, Jr.	1,512,274	(10)	—		1,512,274	12.7%	12.7%
Nancy McLean Parker(3)	1,439,423		—		1,439,423	12.1%	12.1%
Clara L. McLean(4)	1,334,500		—		1,334,500	11.2%	11.2%
Irena Z. McLean(5)(6)	1,019,952		—		1,019,952	8.5%	8.5%
William G. Gotimer, Jr.	80,534	(11)	97,900	(7)	178,434	1.5%	*
Ralph W. Heim	33,549		187,000	(7)	220,549	1.8%	*
Mark A. Tanner	24,739	(12)	92,000	(7)	116,739	*	*
J. Edward Morley	13,814		68,000	(7)	81,814	*	*
Robert van Dijk	14,432	(13)	92,000	(7)	106,432	*	*
David A. Miskowiec	5,100		96,000	(7)	101,100	*	*
Adam E. Gawrysh, Jr.	313		19,600	(7)	19,913	*	*
Robert P. Burke	20,400		—		20,400	*	*
Nickel van Reesema	2,200		12,500	(8)	14,700	*	*
Douglas E. Schimmel	230,000		—		230,000	1.9%	1.9%
Allen L. Stevens	89,650	(14)	—		89,650	*	*
All directors, nominees and executive officers as a group	5,109,290		675,000		5,784,290	48.3%	42.7%
(14 persons)

*	Less than 1%

No shares have been pledged as security by directors, nominees or executive officers except as noted below.

(1)	The address of each 5% owner is 10405 New Berlin Road E., Jacksonville, Florida 32226 unless otherwise shown in notes to the table.
(2)	The percentages in this column have been computed in accordance with Rule 13d-3 under the Exchange Act. Therefore, the percentages assume the acquisition by the person shown (but not by anyone else) of shares issuable upon exercise of stock options that are presently exercisable or become exercisable within 60 days.
(3)	The address of Nancy McLean Parker is 39 Crescent Trail #19, Highlands, North Carolina 28741.

(4)	The address of Clara L. McLean is The Carolina, Penthouse #110, Pinehurst, NC 28374.
(5)	The address of Irena Z. McLean is c/o McCullough, Goldberg & Staudt, LLP, 1311 Mamaroneck Avenue, Suite 340, White Plains, New York 10605.
(6)	Includes 294,952 shares that are held by a trust for the benefit of her nieces and nephews under Paragraph J of Article III of the Last Will and Testament of Malcom P. McLean, of which Irena Z. McLean is trustee. As trustee of the trust, Irena Z. McLean has sole voting and dispositive power over these shares. However, Mrs. McLean expressly disclaims beneficial ownership of these shares.
(7)	Consists of options to acquire shares under the Company’s Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.
(8)	Consists of options to acquire shares under the Company’s Non-Employee Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.
(9)	359,000 of the shares beneficially owned have been pledged as security for a margin account.
(10)	1,443,922 of the shares beneficially owned have been pledged as security for a margin account.
(11)	62,542 of the shares beneficially owned have been pledged as security for a margin account.
(12)	22,739 of the shares beneficially owned have been pledged as security for a margin account.
(13)	14,432 of the shares beneficially owned have been pledged as security for a margin account.
(14)	9,650 of the shares beneficially owned have been pledged as security for a margin account.

In November 2007, members of the McLean family owning 48.9% of the Company’s outstanding common stock filed an amended Schedule 13D with the Securities and Exchange Commission disclosing their intent to actively market their shares of the Company’s common stock. The Company’s Board of Directors appointed a committee of non-family directors to meet and work closely with the McLean family and its advisors and represent the interests of the Company and its public stockholders in any transaction or sale of holdings proposed by the family and to explore strategic alternatives. The Committee has retained Jefferies & Company, Inc. as its financial advisor to assist in this effort. The timing, structure and completion of any transaction or sale by the family or the Company will depend on a variety of factors, including the Company’s financial performance and macroeconomic conditions. There can be no assurance that any transaction or sale will occur or as to the terms, manner or timing of any sale.

While the Company does not have a formal stock ownership policy for officers and directors, it encourages stock ownership as a means of aligning the interests of management and shareholders. Including and since the Company’s initial public offering in July, 1997, officers and directors have purchased a total of 949,919 shares, and sold 444,338 shares. Purchases have generally occurred every month since November, 1998.

During the second quarter of 2007, and the first quarter of 2008, the Compensation Committee approved the use of the cashless exercise method for select officers for the IPO/July 1997 options and the January 1998 options, respectively. These cashless transactions allowed the aggregate spread of each holder’s options exercise minus relevant taxes to determine the number of shares issued to the holder. Each holder’s resulting tax liabilities were paid by the Company and reduced the Company’s Additional Paid in Capital Balance. The June 2007 cashless transaction resulted in an aggregate of 56,373 shares issued to the officer group out of 345,344 options to purchase common stock. The January 2008 cashless transaction resulted in an aggregate of 2,753 shares issued to select officers out of 90,000 options to purchase common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2007 all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners except as described below. On June 21, 2007, David A. Miskowiec made a cashless exercise of stock options. Through inadvertence, this exercise was reported late on a Form 4. During 2007, Allen Stevens made gifts of common stock. Through inadvertence, these gifts were not timely reported.

Several filings made during 2006 were inadvertently filed late and not reported in last year’s proxy statement. Robert Burke’s acquisition of common stock on December 29, 2005 and January 6, 2006 were each reported late on Form 4s. A Form 4 for John McCown’s acquisition of common stock on May 15, 2006 was also filed late.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Policy Regarding Executive Compensation

The Compensation Committee reviews and establishes, subject to approval of our Board of Directors, the compensation arrangements for our Chief Executive Officer and the other executive officers of the Company, including salaries, an incentive bonus plan, discretionary bonuses and grants of stock options under the Company’s Incentive Stock Plan. With respect to other officers, the Compensation Committee considers the input of the CEO.

Compensation Objectives and Philosophy

The design and operation of our compensation structure reflect the following objectives:

•	Recruiting and retaining talented leadership;

•	Implementing measurable individual annual performance targets and goals;

•	Correlating compensation more closely with stockholder value; and

•	Emphasizing at risk and performance-based compensation, progressively weighted with level of responsibility.

The principal components of our compensation program are base salary, annual incentive bonuses, discretionary bonuses and long-term incentive awards in the form of stock options. We blend these elements in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of our executive officers and other senior personnel with those of our stockholders. The Company’s policies with respect to each of these components are discussed below.

Designing a Competitive Compensation Package

Our goal of successful recruitment and retention of leadership to manage the Company requires a competitive compensation package, involving salary, bonus opportunities, long-term incentive awards (traditionally in the form of stock option grants), profit sharing, a 401(k) retirement plan with a company match component, and various insurance benefits (including medical, life and disability). We emphasize: (1) fixed compensation elements of base salary and benefits; (2) variable cash compensation contingent on corporate performance; and (3) long-term incentive compensation payable in the form of equity compensation. Individual compensation will vary based on factors such as performance, job scope, abilities, tenure and retention risk. Compensation specific to the Named Executive Officers ((i) the Company’s chief executive officer, (ii) the Company’s chief financial officer, and (iii) the three most highly compensated executive officers other than the chief executive officer and the chief financial officer (collectively, including the Company’s chief executive officer, the “Named Executive Officers”)) listed in the Summary Compensation Table is discussed later in this Proxy Statement.

Base Salaries

We provide our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. We determine base salaries for each Named Executive Officer based on his or her position and responsibility by using market data. During its review of base salaries for executive officers, the Committee primarily considers:

•	Industry relevant market data we collect from publicly available sources, including transportation industry company proxy statements from competitors such as Crowley Maritime and Horizon Lines;

•	Internal review of the executive officer’s compensation, both individually and relative to other executive officers; and

•	Individual performance of the executive officer.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries are based on management’s recommendation and the Committee’s assessment of the individual’s performance based on the individual’s achievement of annual performance goals and the Committee’s interaction with the individual. In general, in determining executive officers’ salaries, the Committee considers salaries provided by other similarly sized transportation industry companies, including those companies with which we compete for executive talent; individual experience and prior service with us, level of responsibility and overall job performance. The Committee does not assign weights to these factors nor necessarily consider any one more important than the others.

The Committee reviews the performance of our Chief Executive Officer and, in determining his level of compensation for fiscal 2006 and 2007, in addition to consideration of industry comparisons and his individual overall job performance, has taken particular note of our performance in fiscal 2007 in the following key areas: leadership; operating performance; financial performance; and our overall growth and profitability. The Committee also takes into consideration general compensation levels in the United States and comparisons with all compensation levels within the Company. The Committee does not assign weights to these factors nor necessarily considers any one more important than the others.

Salary increases made for 2007 were based on performance and contribution to Trailer Bridge’s performance. For purposes of recruiting and retention, base salaries are targeted at approximately the lower end of salaries paid for similar positions by the peer group and general U.S. comparison companies.

The base salaries of the Named Executive Officers are detailed in the Summary Compensation Table below.

Bonus Compensation

The Committee and our senior executive officers structure discretionary annual incentive bonuses, which are payable only in cash, to reward executive officers and certain other members of management for attaining specific performance goals within their assigned area such as increases in revenue, finding material cost saving, refining processes, etc. during the preceding fiscal year. The annual discretionary incentive compensation program is based upon up to ten percent of the actual earnings before taxes subject to certain adjustments. The resulting incentive compensation is allocated among participating employees by assigning a certain number of points to each participant. The points under the annual incentive compensation program are determined by the Compensation Committee with consideration of the employee’s job position, length of service, and other factors. Annual incentive compensation totaling $235,588 was granted related to 2007 under this plan to approximately 89 participating employees. Approximately $92,000 of the total annual incentive compensation that was granted related to 2007 was granted to Named Executive officers. The annual incentive compensation of the Named Executives Officers is detailed in the Summary Compensation Table below.

Incentive Stock Plan Options

To promote our long-term objectives, equity awards are made to executive officers and other employees who are in a position to make a significant contribution to our long-term success. We currently make equity awards pursuant to our Incentive Stock Plan. Since equity awards may vest and grow in value over time, this component of our compensation plan is designed to reward performance over a sustained period. We intend for these awards to strengthen the focus of our executives and other key employees on managing our Company from the perspective of a person with an equity stake in our Company. The Compensation Committee believes that Mr. McCown, as a holder of a significant equity interest in Trailer Bridge, currently has significant incentive to promote the long-term growth of Trailer Bridge. Therefore, prior to 2006, he had not received any awards under our Incentive Stock Plan. In 2006 Mr. McCown was granted options to purchase 50,000 shares under the plan based on his performance and contribution to Trailer Bridge’s performance. There were no stock options granted during 2007, as this is not an annual program. All stock option grants are subject to time-based vesting requirements.

The Company initially reserved 785,000 shares of common stock for issuance pursuant to the Plan to eligible employees under the Plan. In order to allow the continuation of the Company’s policy of providing incentive awards in the form of stock options to eligible employees, in July 2000, the Board of Directors authorized an increase of 515,000 shares of common stock reserved under the Plan and in May 2006, the Board of directors authorized an increase of 500,000 shares of common stock reserved under the Plan. On December 20, 2006, the Company granted options to purchase 300,000 shares of the Company’s common stock under the Company’s Incentive Stock Plan. On January 9, 2008, the Company granted options to purchase 96,500 shares of the Company’s common stock under the Company’s Incentive Stock Plan. Options granted to executive officers are detailed in the tables below. In 2006 and 2008, the Company believed that it was critical to provide meaningful equity-based retention incentives in order to retain and motivate key existing employees expected to contribute to the continued execution of the Company’s business strategy, and to provide competitive total compensation for the recruitment of new, highly qualified employees to fill key positions.

Overall Policy Regarding Director Compensation

The Company can use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve as non-management directors on the Board. Director compensation is reviewed annually by the Compensation Committee and changes are made to the total director compensation package when the Board determines that such changes are appropriate. The Compensation Committee believes that Directors McLean and Mendenhall, as holders of a significant equity interest in the Company, currently have significant incentive to promote the long-term growth of the Company. Therefore, prior to 2006, they had not received any compensation for serving on the board. In 2006 and 2007, due to increased time commitment requirements, they each received $7,500 and $15,000, respectively as compensation and in 2008 will each receive $15,000.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Plan for all eligible employees to provide employees with the opportunity to save for retirement on a tax-deferred basis. The 401(k) Plan covers substantially all employees in the United States. Participants are permitted to make contributions of up to 15% of their compensation, not to exceed certain limits. The Company makes matching contributions to the Plan at a rate not to exceed 3% of compensation as defined. The Company’s matching contributions to Named Executive Officers are detailed in footnote (2) to the Summary Compensation Table under “All Other Compensation” below.

Other Benefits and Perquisites

The Company provides a car allowance as well as an additional level of group term life insurance as perquisites to executive officers not available to all other salaried employees. The Company does not view these perquisites as a significant element of its total compensation structure, but it does consider them to be useful in attracting and motivating the executive talent for which we compete. The perquisites provided to Named Executive Officers are fully disclosed and described in footnote (2) to the Summary Compensation Table under “All Other Compensation” below.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1.0 million paid to certain of its executive officers. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) and believes that all such payments are fully tax deductible.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the years ended December 31, 2007, December 31, 2006 and December 31, 2005 paid or awarded to those persons who were, at December 31, 2007: (i) the Company’s chief executive officer, (ii) the Company’s chief financial officer, and (iii) the Company’s three most highly compensated executive officers other than the chief executive officer and the chief financial officer (collectively, including the Company’s chief executive officer, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
John D. McCown	2007	373,320	16,057	66,000	1,923	457,300
Chairman of the Board and	2006	298,320	36,491	1,989	1,509	338,309
CEO	2005	298,320	62,047	—	1,509	361,876
Mark A. Tanner	2007	174,500	16,057	34,489	16,993	242,039
Vice President of	2006	137,500	36,491	12,598	15,220	201,809
Administration and Chief Financial Officer	2005	137,500	62,047	—	15,621	215,168
William G. Gotimer, Jr.	2007	297,500	16,057	41,256	7,731	362,544
Executive Vice President and	2006	262,500	36,491	15,114	6,485	320,590
General Counsel	2005	262,500	62,047	—	7,155	331,702
Ralph W. Heim	2007	245,000	27,736	43,236	18,935	334,907
President and	2006	205,000	63,030	15,173	18,151	301,354
Chief Operating Officer	2005	205,000	107,172	—	16,858	329,030
Robert Van Dijk	2007	169,500	16,057	34,489	17,630	237,676
Vice President of	2006	137,500	36,491	12,598	15,766	202,355
Pricing	2005	137,500	62,047	—	16,091	215,638

(1)	This column is based upon amounts earned during the fiscal year.
(2)	Option award amounts reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Financial Accounting Standard No. 123R, Share-Based Payment. The FAS 123(R) assumptions used in the calculation of the fair market value of the stock options are provided in the table below. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.

FAS 123(R) Assumptions:

The following table sets forth the FAS 123(R) assumptions used in the calculation of the stock options presented in “Summary Compensation Table.”

	Years ended December 31,
	2006	2002
Weighted average risk-free interest rate	4.57%	4.89%
Dividend yield	—	—
Weighted average volatility	86.00%	97.35%
Expected life	6.5 years	6.5 years

There were no stock options granted during 2007 and during the years 2003 thru 2005.

(3) Represents the Company’s matching contribution to the Company’s Section 401(k) deferred compensation plan, car allowance and excess group life insurance premiums, respectively, as follows:

	2007			2006			2005
	401(k)	Car	Life Ins.	401(k)	Car	Life Ins.	401(k)	Car	Life Ins.
John D. McCown, Jr.	$—	$—	$1,923	$—	$—	$1,509	$—	$—	$1,509
Mark A. Tanner	$6,750	$8,700	$1,543	$5,359	$8,700	$1,161	$6,300	$8,700	$621
William G. Gotimer, Jr.	$6,750	$—	$981	$5,630	$—	$855	$6,300	$—	$855
Ralph W. Heim	$6,750	$8,700	$3,485	$6,600	$8,700	$2,851	$6,300	$8,700	$1,858
Robert van Dijk	$6,641	$8,700	$2,289	$5,284	$8,700	$1,782	$6,230	$8,700	$1,161

Option/SAR Grants in 2007 Fiscal Year

There were no options granted to the Named Executive Officers during the year ended December 31, 2007.

Option/SAR Exercises in 2007 Fiscal Year

The following table provides information for the executive officers of the Company, regarding stock options that were exercised during the year ended December 31, 2007.

Name	Acquired On Exercise (#)	Value Realized ($)
John D. McCown	—	—
Mark A. Tanner	51,025	147,462
William G. Gotimer, Jr.	51,025	143,891
Ralph W. Heim	137,375	387,398
Robert van Dijk	51,025	147,462
Adam E. Gawrysh, Jr.	1,291	3,731
David A. Miskowiec	2,578	7,734
J. Edward Morley	51,025	147,462

During the second quarter of 2007, the Compensation Committee approved the use of the cashless exercise method for select officers for the IPO/July 1997 options. This cashless transaction allowed the aggregate spread of each holder’s options exercise minus relevant taxes to determine the number of shares issued to the holder. Each holder’s resulting tax liabilities were paid by the Company and reduced the Company’s Additional Paid in Capital Balance. The June 2007 cashless transaction resulted in an aggregate of 56,374 shares issued to the officer group out of 345,344 options to purchase common stock. The details of this cashless transaction are summarized below for each of the Company’s officers.

Name	Shares Acquired On Exercise (#)	Market on Date of Exercise ($)	Option Strike Price ($)	Difference Between Market and Strike ($)	Taxable Gain ($)	Less Taxes ($)	After Tax Gain ($)	Shares Required to Settle Taxes Due (#)	Shares Required to Exercise Options (#)	Net Shares To Officers (#)
John D. McCown	—	—	—	—	—	—	—	—	—	—
Mark A. Tanner	51,025	12.89	10.00	2.89	147,462	39,004	108,458	3,026	39,585	8,414
William G. Gotimer, Jr.	51,025	12.82	10.00	2.82	143,891	38,059	105,831	2,969	39,801	8,255
Ralph W. Heim	137,375	12.82	10.00	2.82	387,398	102,467	284,931	7,993	107,157	22,225
Robert van Dijk	51,025	12.89	10.00	2.89	147,462	39,004	108,458	3,026	39,585	8,414
Adam E. Gawrysh, Jr.	1,291	12.89	10.00	2.89	3,731	987	2,744	77	1,002	213
David A. Miskowiec	2,578	13.00	10.00	3.00	7,734	2,046	5,688	157	1,983	438
J. Edward Morley	51,025	12.89	10.00	2.89	147,462	39,004	108,458	3,026	39,585	8,414

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth the outstanding equity awards held by the executive officers of the Company at December 31, 2007.

Name	Number of Securities Underlying Unexercised Options - Exerciseable (#)	Number of Securities Underlying Unexercised Options - Unexerciseable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John D. McCown	10,000	40,000	—	8.61	12/20/16

	10,000	40,000	—
Mark A. Tanner	20,000	—	—	10.00	01/16/08
	24,000	—	—	2.25	03/23/09
	38,400	—	—	2.84	07/25/10
	25,000	—	—	2.88	05/10/12
	4,600	18,400	—	8.61	12/20/16	(1)

	112,000	18,400	—
William G. Gotimer, Jr.	15,000	—	—	10.00	01/16/08
	24,000	—	—	2.25	03/23/09
	38,400	—	—	2.84	07/25/10
	30,000	—	—	2.88	05/10/12
	5,500	22,000	—	8.61	12/20/16	(1)

	112,900	22,000	—
Ralph W. Heim	40,000	—	—	10.00	01/16/08
	48,000	—	—	2.25	03/23/09
	103,200	—	—	2.84	07/25/10
	30,000	—	—	2.88	05/10/12
	5,800	23,200	—	8.61	12/20/16	(1)

	227,000	23,200	—
Robert Van Dijk	15,000	—	—	10.00	01/16/08
	24,000	—	—	2.25	03/23/09
	38,400	—	—	2.84	07/25/10
	25,000	—	—	2.88	05/10/12
	4,600	18,400	—	8.61	12/20/16	(1)

	107,000	18,400	—
	—	—	—	10.00	01/16/08
Adam E. Gawrysh, Jr.	500	—	—	2.25	03/23/09
	1,600	—	—	2.84	07/25/10
	12,000	—	—	2.88	05/10/12
	5,500	22,000	—	8.61	12/20/16	(1)

	19,600	22,000	—

Name	Number of Securities Underlying Unexercised Options - Exerciseable (#)	Number of Securities Underlying Unexercised Options - Unexerciseable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David A. Miskowiec	28,000	—	—	2.25	03/23/09
	38,400	—	—	2.84	07/25/10
	25,000	—	—	2.88	05/10/12
	4,600	18,400	—	8.61	12/20/16	(1)

	96,000	18,400	—
	38,400	—	—	2.84	07/25/10
J. Edward Morley	25,000	—	—	2.88	05/10/12
	4,600	18,400	—	8.61	12/20/16	(1)

	68,000	18,400	—

All options expiring prior to December 2016 are fully vested and exercisable.

(1)	Options vest ratably each year over a five year period which commenced on December 20, 2007 and will continue on each of December 20, 2008, 2009, 2010, and 2011.

Employment Agreements, Including Potential Payments Upon Termination

John D. McCown, Jr. entered into an employment agreement relating to his service as Chairman of the Board of Directors and Chief Executive Officer of the Company, effective as of August 5, 2004. Under the employment agreement, Mr. McCown is responsible for the general and active management of the business and affairs of the Company, subject to the control of the Board of Directors.

The initial term of Mr. McCown’s employment agreement was two years and it is automatically renewed for one-year terms unless either party gives notice of non-renewal at least six months or more before the end of the current term. If the Company terminates Mr. McCown’s employment without cause, as that term is defined in the employment agreement, he may be entitled to receive 12 months severance pay at the time of his termination. The employment agreement states that Mr. McCown’s bonuses shall be determined by the Compensation Committee and that the target bonus which shall serve as a guidepost for the committee will be 100% of salary. Mr. McCown’s bonus has ranged from 3% to 21% of salary since 2004 as the Compensation Committee has exercised discretion.

Mr. McCown’s employment agreement also contains certain non-competition and non-solicitation covenants that run for nine months after the date that Mr. McCown’s employment with the Company terminates.

William G. Gotimer, Jr. entered into an employment agreement relating to his service as Vice President and General Counsel of the Company, effective as of April 5, 2002. Since that time he has been promoted to Executive Vice President, General Counsel and Secretary.

The initial term of Mr. Gotimer’s employment agreement was two years and it is automatically renewed for successive two-year terms. If the Company terminates Mr. Gotimer’s employment without cause or Mr. Gotimer terminates his employment for good reason, as those terms are defined in the employment agreement, he will be entitled to receive two years of his base salary, which is currently $303,450. This amount will not be subject to mitigation or reduction for other employment obtained during this period. In addition, Mr. Gotimer will be treated as continuing his employment during such two-year period for purposes of his stock options, including vesting and exercise provisions.

The following table illustrates the additional compensation that the Company estimates would be payable to each of John D. McCown, Jr. and William G. Gotimer, Jr. under their respective employment agreements as described above, assuming the termination occurred on December 31, 2007:

Name	Payment Upon Termination
John D. McCown, Jr.—Termination by Company Without Cause	$373,320

William G. Gotimer, Jr.—Termination by Company Without Cause or by Executive for Good Reason (1)	$647,478	(1)

(1)	Assuming termination occurred on December 31, 2007, Mr. Gotimer would be entitled to a total of $647,478. Of that amount $606,900 is related to salary and $40,578 is related to health benefits that he is entitled to receive according to his employment agreement.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company receive an annual retainer of $15,000; independent directors receive an annual retainer of $20,000. In addition, each member of the Audit and Compensation Committees receives $10,000 for service on each committee. Each member of the Nominating Committee receives $5,000. In addition to the above, the Chairman of the Audit Committee receives an additional $15,000. Director fees for 2007 totaled $207,500. Under the current configuration of the Committees the Company’s board fees for 2008 are expected to be $215,000. All directors are reimbursed for expenses incurred in attending meetings. Directors who are employees of the Company do not receive additional compensation for such services.

The following table summarizes the compensation paid to the independent directors during 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Malcom P. McLean, Jr.	15,000	—	15,000
Greggory B. Mendenhall	15,000	—	15,000
Robert P. Burke	45,000	—	45,000
Allen L. Stevens	60,000	—	60,000
Nickel van Reesema	35,000	2,066	37,066
Douglas E. Schimmel	18,750	—	18,750
Peter S. Shaerf	18,750	—	18,750

(1)	Option award amounts reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Financial Accounting Standard No. 123R, Share-Based Payment. The FAS 123(R) assumptions used in the calculation of the fair market value of the stock options are provided in the table below. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.

FAS 123(R) Assumptions:

The following table sets forth the FAS 123(R) assumptions used in the calculation of the stock options presented in “Director Compensation Table.”

	Years ended December 31,
	2006	2002
Weighted average risk-free interest rate	4.57%	4.89%
Dividend yield	—	—
Weighted average volatility	86.00%	97.35%
Expected life	6.5 years	6.5 years

There were no stock options granted during 2007 and during the years 2003 thru 2005.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

For the year ended December 31, 2007, our compensation committee:

•	reviewed and discussed the compensation discussion and analysis with our management; and

•	based on this review and discussion, recommended to our board of directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE:
Douglas E. Schimmel, Chairman
Robert P. Burke
Nickel van Reesema
Allen L. Stevens

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is to oversee the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Audit Committee is comprised of Allen L. Stevens, Robert P. Burke, and Douglas E. Schimmel, each of who is “independent” under NASDAQ rules. All the Committee members are “financially literate,” and the Board of Directors has determined that Mr. Stevens, the Committee Chair, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and NASDAQ.

For the year ended December 31, 2007, the Audit Committee:

•	retained BDO Seidman, LLP as the Company’s independent public accountants;

•	reviewed and discussed the Company’s fiscal 2007 financial statements with management and representatives of BDO Seidman, LLP, the Company’s independent public accountants;

•

discussed with BDO Seidman, LLP the matters required to be discussed and received copies of material written communications between BDO Seidman, LLP and management as required by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”) and Rule 2-07 of Regulation S-X;

•

received the written disclosures and the letter from BDO Seidman, LLP and The GriggsGroup, P.A., a member of the BDO Alliance network of firms, as required by Independence Standards Board Standard No. 1; and

•	discussed with BDO Seidman, LLP its independence.

Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2007 be included in the Company’s annual report on Form 10-K for the year 2007.

AUDIT COMMITTEE:
Allen L. Stevens, Chairman
Robert P. Burke
Douglas E. Schimmel

Principal Accounting Firm Fees

The following table provides information relating to the fees billed or to be billed to the Company for the years ended December 31, 2007 and 2006, by BDO Seidman, LLP, the Company’s independent registered public accounting firm:

	Audit Fees (a)	Audit-Related Fees	Tax Fees	All Other Fees	Total Fees
Fiscal Year 2007	$174,000	3,000	—	—	$177,000
Fiscal Year 2006	$167,500	—	—	—	$167,500

(a)	The aggregate fees and expenses billed by BDO Seidman, LLP (“BDO”) included professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and 2006, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years. Over 50% of the total hours spent by the auditors in carrying out the audit of the Company’s financial statements for the years ended December 31, 2007 and 2006, were spent by the GriggsGroup, P.A., members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP.

There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent accounting firm.

CERTAIN TRANSACTIONS

In 2007, the Company made principal payments totaling approximately $0.9 million and interest payments totaling approximately $40,000 to Malcom P. McLean Jr., Nancy McLean Parker and Patricia McLean Mendenhall, the spouse of Greggory B. Mendenhall, based on an outstanding debt. The debt owed to these parties arose from a deferred payable due to the Company’s affiliate K Corp., which was transferred to the Estate of Malcom P. McLean prior to the Company’s acquisition of K Corp. in December 2004.

The debt was distributed by the Estate to the parties listed above. The debt has an interest rate of 8.03%. At December 31, 2007, this debt had been completely repaid.

The Company has a policy of requiring all related party transactions to be referred to the Audit Committee for prior approval. The Audit Committee reviews any such transaction and upon its satisfaction that such transaction benefits the Company may approve it. This policy and the responsibility of the Audit Committee is contained in the written Audit Committee Charter. During 2007, the Company referred no potential related party transactions to the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2008. No representatives from BDO Seidman, LLP are expected to be present at the Annual Meeting or available to make a statement or to respond to questions from shareholders.

PROXY SOLICITATION EXPENSE

The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than January 10, 2009, in order to be considered for inclusion in the Company’s proxy statement relating to the next annual meeting of stockholders. The persons named in proxies solicited by the

Company’s Board of Directors for the next annual meeting may exercise discretionary voting power with respect to any shareholder proposal which is not required to be included in the Company’s proxy statement and which is received later than March 25, 2008.

Stockholders who wish to communicate with the Company’s Board of Directors or with a particular director should send a letter to the Company’s General Counsel, Trailer Bridge, Inc., 10405 New Berlin Road East, Jacksonville, Florida 32226. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter should identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or one or more specified individual directors. The General Counsel will make copies of each such letter and circulate it to the appropriate director or directors.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

By order of the Board of Directors,

WILLIAM G. GOTIMER, JR.

Executive Vice President,

General Counsel and Secretary

Jacksonville, Florida

April 29, 2008

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Robert P. Burke	☐	☐	02 - John D. McCown	☐	☐	03 - Malcom P. McLean, Jr.	☐	☐	+

04 - Greggory B. Mendenhall	☐	☐	05 - Douglas E. Schimmel	☐	☐	06 - Allen L. Stevens	☐	☐

07 - Nickel van Reesema	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name(s) exactly as it appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated.

PLEASE RETURN THIS PROXY PROMPTLY.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
¢	C 1234567890 J N T 7 0 A V 0 1 8 0 3 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

                                    00WF6A

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — TRAILER BRIDGE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints JOHN D. MCCOWN and WILLIAM G. GOTIMER, JR., and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at 1120 Avenue of the Americas, Suite 1503, New York, NY 10036 10:00 a.m. on Wednesday, June 4, 2008, and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.

SEE REVERSE SIDE IMPORTANT—TO BE SIGNED DATED ON THE REVERSE SIDE